Exhibit 1.B.

                                 CMC FUND TRUST

                                 AMENDMENT NO. 2
                                       TO
                          RESTATED DECLARATION OF TRUST


     The undersigned officer of CMC Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective July 30, 1997.

     1. Section 3.06 is amended to add a new Section 3.06.6-6 to read in its entirety as follows:

          "3.06-6 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the fourth Series to be designated as follows: CMC Short Term Bond Fund."




Dated:   July 30, 1997


                                       GEORGE L. HANSETH
                                       -----------------------------------------
                                       George L. Hanseth
                                       Vice President and Assistant Secretary